POWER OF ATTORNEY

The undersigned Trustee of the Allied Asset Advisors Funds (the “Trust”) hereby appoints Dr. Bassam Osman, and Mohammad Basheeruddin, as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the initial registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the “Act”) and the registration of the Trust’s securities under the Securities Act of 1933, as amended (the “Securities Act”) including the Trust’s Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings.  Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Trustee hereby executes this Power of Attorney as of this 19th day of July 2010.

Name	Title

/s/ Muhammad M.Kudaimi Muhammad M. Kudaimi	Trustee